UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2013

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 9, 2013, the Board of Directors (the “Board”) of SL Green Realty Corp. (the “Company”) made two changes to the Company’s existing policies in order to further strengthen the alignment between the Company’s long-term performance with the personal wealth of its executives and foster an ownership culture among its senior leadership. In particular, the Company revised its stock ownership guidelines to increase the amount of equity the Company’s Chief Executive Officer is required to own and formally adopted a policy prohibiting executive officers and directors of the Company from engaging in hedging transactions with respect to the Company’s securities.

Stock Ownership Guidelines — CEO Multiple Increased to 8x Annual Base Salary

The Board revised the Company’s existing stock ownership guidelines to increase the market value of the equity interests in the Company or its operating partnership that the Company’s Chief Executive Officer is required to hold from 6x his annual base salary to 8x times his annual base salary. As revised, the Company’s stock ownership guidelines now provide that the Company’s Chief Executive Officer is required to hold equity interests in the Company or its operating partnership having a market value equal to or greater than a multiple of 8x such officer’s annual base salary and all of the Company’s other named executive officers, as described in the Company’s proxy statement for its 2013 annual meeting, are required to hold equity interests in the Company or its operating partnership having a market value equal to or greater than a multiple of 6x such officer’s annual base salary. In addition, the Company’s non-employee directors are required to hold equity interests in the Company stock having a market value equal to or greater than 3x their annual cash retainer. Officers and directors have three years from the original date of adoption of the Company’s stock ownership guidelines in December 2011 to attain compliance with the stock ownership requirements, or in the case of a new Chief Executive Officer, other named executive officer or director, three years from the commencement of their service as Chief Executive Officer, employment or election to the Board.

Anti-Hedging Policy

The Board formally adopted a policy prohibiting all executive officers and directors of the Company from engaging in hedging transactions with respect to the Company’s securities. Pursuant to this policy, executive officers and directors of the Company may not engage in hedging transactions with respect to the Company’s securities (including, without limitation, partnership interests in the Company’s operating partnership) through puts, calls, covered calls, synthetic purchases, collars, other derivative securities of the Company or otherwise at any time. Prior to the adoption of this policy, none of the Company’s executive officers or directors were engaging in any hedging transactions with respect to the Company’s securities, and this policy was adopted to formally reflect the practices that the Company’s executive officers and directors had already been observing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

	By:	/s/ Andrew S. Levine
	Name:	Andrew S. Levine
	Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: May 10, 2013

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